UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2015

WP GLIMCHER INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-36252 (Commission File Number)	046-4323686 (IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 621-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 10, 2015, the Board of Directors of WP Glimcher Inc. (the “Company”) approved Amended and Restated Articles of Incorporation of the Company (the “Amended and Restated Articles”), which restate and integrate the provisions of the Company’s previous amended and restated articles of incorporation and amendments filed since May 27, 2014, as well as certain additional amendments.  The Amended and Restated Articles:

•                  reflect the Company’s name change to WP Glimcher Inc.;

•                  reflect the change in the Company’s registered agent;

•                  incorporate the designation of the terms of the Company’s two outstanding series of preferred stock, issued in connection with the Company’s merger with Glimcher Realty Trust, and designate the terms of two corresponding series of excess preferred stock; and

•                  eliminate the designation of the terms of the Company’s Series G Cumulative Redeemable Preferred Stock, which was redeemed by the Company on April 15, 2015.

None of the additional amendments included in the Amended and Restated Articles required shareholder approval.  The Amended and Restated Articles became effective on August 11, 2015 upon filing with the Indiana Secretary of State and are filed herewith as Exhibit 3.1. A marked copy of the Company’s Amended and Restated Articles of Incorporation, as amended effective August 11, 2015, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibits
3.1	Amended and Restated Articles of Incorporation of WP Glimcher Inc. (as amended effective August 11, 2015)

3.2	Amended and Restated Articles of Incorporation of WP Glimcher Inc. (marked to show changes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc. (Registrant)

Date: August 12, 2015	By:	/s/ Robert P. Demchak
Robert P. Demchak
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibits
3.1	Amended and Restated Articles of Incorporation of WP Glimcher Inc. (as amended effective August 11, 2015)

3.2	Amended and Restated Articles of Incorporation of WP Glimcher Inc. (marked to show changes)